UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 26, 2013, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) issued a press release announcing that on September 26, 2013, the Company entered into a definitive agreement (the “Agreement”) with PPL Montana, LLC (“PPL Montana”), a wholly owned subsidiary of PPL Corporation, to purchase PPL Montana's hydro-electric generating facilities and associated assets located within the State of Montana for a purchase price of $900 million. The purchase price will be subject to adjustment for proration of operating expenses, performance of capital expenditures, and termination of certain power purchase agreements. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The acquisition includes the Hebgen Lake storage reservoir and the following hydroelectric generating stations: Madison Dam; Hauser Dam; Holter Dam; Black Eagle Dam; Rainbow Dam; Cochrane Dam; Ryan Dam; Morony Dam; Kerr Dam; Thompson Falls Dam; and Mystic Dam, along with other assets associated with and ancillary to these generating facilities (collectively, the “Facilities”). The Facilities include approximately 633 megawatts of hydro-electric generation capacity. The purchase does not include PPL Montana's coal-fired power-generation assets. Assuming the acquisition is completed, the Company will own over 60 percent of its average load serving requirements in Montana. The Company intends to fund the acquisition through the issuance of a combination of debt and equity securities and available cash.
The Agreement contains customary representations and warranties, covenants, and indemnification obligations. The closing of the acquisition is expected to occur in the second half of 2014, and is subject to customary conditions and approvals, including approval from the Federal Energy Regulatory Commission, the Montana Public Service Commission, other appropriate state and federal agencies and as required by the Hart-Scott-Rodino Antitrust Improvements Act. In addition, the closing is conditioned upon the termination or waiver of certain restrictions applicable to the hydro assets under the sale-leaseback arrangement through which PPL Montana holds its interest in the Colstrip thermal generating facility (which interests the Company will not be acquiring). Either party may terminate the Agreement if the closing has not occurred within twelve months after the date of the Agreement; provided that such date will be extended for an additional six months if, as of such date, any governmental approval required to consummate the closing has not yet been obtained or made and, as a result thereof, the closing has not occurred. The foregoing description is not complete, and is qualified by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference in this Item 1.01 as though it was fully set forth herein.
The Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Facilities or the Company. The representations, warranties, covenants and agreements contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Facilities or the Company. Moreover, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in disclosure schedules that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Facilities or the Company or its businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” These statements are based upon our current expectations and speak only as of the date hereof. Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;

•	the inability to complete the proposed transaction due to, among other things, the failure to satisfy the conditions set forth in the Agreement;

•	risks that the proposed transaction disrupts current plans and operations of the Company; and

•	the ability to recognize the benefits of the proposed transaction.
Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of the Company to control or predict. The Company can give no assurance that the conditions to consummating the transaction will be satisfied.
Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 7.01 Regulation FD Disclosure.
As announced in the press release, NorthWestern will host an investor conference call on September 27, 2013, at 8:30 a.m. Eastern Time to discuss the acquisition. During the conference call, Robert C. Rowe, president and chief executive officer of the Company, and Brian Bird, vice president and chief financial officer, will make a presentation to stockholders and other attendees concerning the acquisition.
The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the "Our Company / Investor Relations" heading or by visiting http://www.videonewswire.com/event.asp?id=96188. To listen and view the slideshow presentation, please go to the site at least 10 minutes in advance of the call to register. A telephonic replay of the call will be available beginning at 11:00 a.m. Eastern Time on September 27, 2013 through October 27, 2013, at (888) 203-1112, access code 1637812.
A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1*	Purchase and Sale Agreement, dated September 26, 2013**
99.1*	Press release, dated September 26, 2013
99.2*	Acquisition presentation, dated September 27, 2013

*	Filed herewith.

**
Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the Agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: September 26, 2013

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1*	Purchase and Sale Agreement, dated September 26, 2013**
99.1*	Press release, dated September 26, 2013
99.2*	Acquisition presentation, dated September 27, 2013

*	Filed herewith.

**
Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the Agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.